UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2015

KEARNY FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-198602	To be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 13, 2015, Kearny Financial Corp., a federal corporation (“Kearny-Federal”), Kearny Financial Corp., a Maryland corporation (“New Kearny”), Kearny MHC and Kearny Bank entered into an Agency Agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), who will act as financial advisor during New Kearny’s stock offering and assist in the marketing of New Kearny’s common stock.

For these services, Sandler O’Neill will receive a fee of 1.0% of the dollar amount of the shares sold in the subscription and community offerings. If there is a syndicated or firm commitment offering, Sandler O’Neill will be paid a fee equal to 5.0% of the dollar amount of total shares sold in the syndicated or firm commitment offering. In addition, Sandler O’Neill will receive additional fees and expenses in the amount of $250,000 in marketing expenses (including legal fees) and $90,000 in records management fees and expenses.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Commission File No. 333-198602) filed by New Kearny under the Securities Act of 1933, as amended, and a related prospectus dated March 13, 2015.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1 hereto and incorporated by reference herein.

Item 8.01	Other Events

On March 13, 2015, Kearny Financial Corp., a federal corporation, announced that Kearny Financial Corp., a Maryland corporation, had commenced its stock offering in connection with the mutual-to-stock conversion of Kearny MHC. A copy of the press release is filed as Exhibit 99 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1	Agency Agreement dated March 13, 2015, by and among Kearny-Federal, New Kearny, Kearny Bank, Kearny MHC and Sandler O’Neill

99	Press release dated March 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.

DATE: March 18, 2015	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer